EXECUTION COPY



FIRST SUPPLEMENTAL INDENTURE


DATED AS OF MAY 7, 2002

to

INDENTURE

dated as of May 7, 2002

among


COORS BREWING COMPANY,

Issuer

THE GUARANTORS NAMED THEREIN


and


DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee



ARTICLE I Definitions                                  Page

ARTICLE II Designation and Terms of the Securities
SECTION 2.01.  Title and Aggregate Principal Amount	4
SECTION 2.02.  Execution	4
SECTION 2.03.  Other Terms and Form of the Securities	4
SECTION 2.04.  Further Issues	5
SECTION 2.05.  Interest and Principal	5
SECTION 2.06.  Place of Payment	5
SECTION 2.07.  Depositary; Registrar	6
SECTION 2.08. Sinking Fund	6

ARTICLE III Optional Redemption of the Securities

ARTICLE IV Covenants
SECTION 4.04.  Limitation on Secured Debt	7
SECTION 4.05.  Limitation on Sales and Leasebacks	9
SECTION 4.06.  Future Guarantors	10

ARTICLE V

Guaranties
SECTION 5.01.  Parent Guaranty.	10
SECTION 5.02.  Subsidiary Guaranties.	10

ARTICLE VI Miscellaneous

SECTION 6.01.  Ratification of Original Indenture; Supplemental
Indentures
Part of Original Indenture	10
SECTION 6.02.  Concerning the Trustee	10
SECTION 6.03.  Counterparts	11



Appendix:	144A/Reg S/IAI

Exhibit A	Form of Initial Security

Exhibit B	Form of Exchange Security

Exhibit C	Form of Letter to Be Delivered by Institutional Accredited
Investors


FIRST SUPPLEMENTAL INDENTURE, dated as of May 7, 2002 (this
"First Supplemental Indenture"), to the Indenture dated as of May 7, 2002 (the "Original Indenture"), among COORS BREWING COMPANY, a Colorado corporation (the "Company"), ADOLPH COORS COMPANY, a Colorado corporation, (the "Parent Guarantor"), COORS DISTRIBUTING COMPANY, a Colorado corporation, COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P., a Colorado limited liability limited partnership, COORS WORLDWIDE INC., a Colorado corporation and COORS CARIBE, INC., a Colorado corporation (collectively, the "Subsidiary Guarantors" and, together with the Parent Guarantor, the "Guarantors") and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation (the "Trustee").

WHEREAS, the Company, the Guarantors and the Trustee have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Company, to be issued in one or more Series;

WHEREAS, Sections 2.02 and 9.01 of the Original Indenture provide, among other things, that the Company and the Trustee may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Securities of any Series as permitted by Sections 2.01 and
9.01 of the Original Indenture;

WHEREAS, the Company (i) desires the issuance of a Series of Securities to be designated as hereinafter provided and (ii) has requested the Trustee to enter into this First Supplemental Indenture for the purpose of establishing the designation, form, terms and conditions of the Securities of such Series;

WHEREAS, the Parent Guarantor and the Subsidiary Guarantors will guarantee the Series of Securities being issued pursuant to this First Supplemental Indenture;

WHEREAS, the Company has duly authorized the creation of an issue of its 6-3/8% Senior Notes Due 2012 (the "Securities", which term includes Exchange Securities that may be issued as provided in the Appendix to this First Supplemental Indenture and any Additional
Securities); and

WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Securities under the Original Indenture and this First Supplemental Indenture (the Original Indenture, as supplemented by this First Supplemental Indenture, being hereinafter called the "Indenture") has been duly taken.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE
WITNESSETH:

That, in order to establish the designation, form, terms and conditions of, and to authorize the authentication and delivery of, the Securities, and in consideration of the acceptance of the Securities by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

Definitions


(a) Capitalized terms used herein and not otherwise defined herein or in the Appendix shall have the respective meanings ascribed thereto in the Original Indenture.

(b) The rules of interpretation set forth in the Original
Indenture shall be applied hereto as if set forth in full herein.

(c) For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

"Additional Securities" means 6 3/8% Senior Notes due May
15, 2012, issued from time to time after the Issue Date pursuant to
Section 2.04 hereof and under the terms of the Indenture (other than pursuant to Section 2.07, 2.08, 2.10 or 3.06 of the Original Indenture and other than Exchange Securities issued pursuant to an exchange offer for other Securities outstanding under the Indenture).

"Adjusted Treasury Rate" has the meaning assigned thereto in
Article III.

"Attributable Debt" means, as to any particular lease under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the remaining primary term thereof, discounted from the respective due dates thereof to such date at the actual percentage rate inherent in such arrangements as determined in good faith by the Parent. The net amount of rent required to be paid under any such lease for any such period shall be the aggregate amount of the amount payable by the lessee with respect to such period after excluding amounts required to be paid on account of maintenance and repairs, insurance, taxes, assessments and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be terminated.

"Comparable Treasury Issue" has the meaning assigned thereto in Article III.

"Comparable Treasury Price" has the meaning assigned thereto in Article III.

"Consolidated Net Tangible Assets" means the consolidated total assets of the Parent, including its consolidated subsidiaries, after deducting current liabilities (except for those which are Funded Debt or the current maturities of Funded Debt) and goodwill, trade names, trademarks, patents, unamortized debt discount and expense, organization and developmental expenses and other like segregated intangibles. Deferred income taxes, deferred investment tax credit or other similar items will not be considered as a liability or as a deduction from or adjustment to total assets.

"Debt" means, with respect to any Person:

(1) indebtedness for money borrowed of such Person, whether outstanding on the date of this First Supplemental Indenture or thereafter incurred; and

(2) indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable.

The amount of indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the amount of any contingent obligation at such date that would be classified as indebtedness in accordance with GAAP; provided, however, that in the case of indebtedness sold at a discount, the amount of such indebtedness at any time will be the accreted value thereof at such time.

"Exchange Securities" has the meaning set forth in the Appendix hereto.

"Funded Debt" of any Person means (a) all Debt of such Person having a maturity of more than 12 months from the date as of which the determination is made or having a maturity of 12 months or less but by its terms being renewable or extendable beyond 12 months from such date at the option of the borrower and (b) rental obligations of such Person payable more than 12 months from such date under leases which are capitalized in accordance with generally accepted accounting principles (such rental obligations to be included as Funded Debt at the amount so capitalized).

"Global Notes" means, individually and collectively, each of the Rule 144A Global Note, the IAI Global Notes and the Regulation S Global Note, substantially in the form of Exhibit A hereto, issued in accordance with Section 2.13 of the Original Indenture and Section 2.03 hereof.

"Initial Securities" has the meaning set forth in Section
2.01 hereof.

"Interest Payment Date" has the meaning set forth in Section
2.05 hereof.

"Make-Whole Amount" has the meaning assigned thereto in
Article III.

"Mortgage" means any mortgage, pledge, security interest, encumbrance, lien or similar charge.

"Principal Property" means any brewery, manufacturing, processing or packaging plant or warehouse owned at the date of this First Supplemental Indenture or thereafter acquired by, the Parent, the Company or any Restricted Subsidiary, which is located within the United States of America other than any property which in the opinion of the Board of Directors is not of material importance to the total business conducted by the Parent, the Company and the Restricted Subsidiaries as an entirety.

"Quotation Agent" has the meaning assigned thereto in Article III.

"Record Date" has the meaning set forth in Section 2.05 hereof.

"Reference Treasury Dealers" has the meaning assigned thereto in Article III.

"Reference Treasury Dealer Quotations" has the meaning assigned thereto in Article III.

"Registration Rights Agreement" has the meaning set forth in the Appendix hereto.

"Restricted Subsidiary" means a Subsidiary of the Parent or the Company (a) substantially all the property of which is located, or substantially all the business of which is carried on, within the United States of America and (b) which owns a Principal Property.

"Senior Debt" means, with respect to any Person, Debt of such Person, whether outstanding on the date of this First Supplemental Indenture or thereafter incurred unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Securities or the Parent Guaranty, as the case may be; provided, however, that Senior Debt shall not include:

(1)	any Debt of such Person owing to the Parent or any
affiliate of the Parent; or

(2)	any Debt of such Person (and any accrued and unpaid
interest in respect thereof) which is subordinate or junior in any respect to any other Debt of such Person.

"Transfer Restricted Securities" has the meaning set forth in the Appendix hereto.

ARTICLE II

Designation and Terms of the Securities


SECTION 2.01. Title and Aggregate Principal Amount. There is hereby created one Series of Securities designated: "6 3/8% Senior Notes Due 2012", initially in an aggregate principal amount equal to $850,000,000.

SECTION 2.02. Execution. The Securities may forthwith be executed by the Company and delivered to the Trustee for authentication and delivery by the Trustee in accordance with the provisions of Section
2.03 of the Original Indenture and Section 2.03(b) of this First
Supplemental Indenture.

SECTION 2.03.  Other Terms and Form of the Securities.  (a)
The Securities shall have and be subject to such other terms as provided in the Indenture and shall be evidenced by one or more Global Notes in registered form only and in the form of Exhibit A to the Appendix (as defined below).

(b) Provisions relating to the Initial Securities and the Exchange Securities are set forth in the Rule 144A/Regulation S/IAI Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this First Supplemental Indenture. The Initial Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A to the Appendix. The Exchange Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B to the Appendix. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Security shall be dated the date of its authentication. The terms of the Securities set forth in the Appendix and the Exhibits thereto are part of the terms of this First Supplemental Indenture.

SECTION 2.04.  Further Issues.  The Company shall be
entitled to issue Additional Securities under this Indenture which shall have identical terms as the Securities issued on the Issue Date, other than with respect to the date of issuance and issue price, so as to form a single Series of Securities. The Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor shall be treated as a single class for all purposes under the Indenture.

With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Trustee, the following information:

(1) the aggregate principal amount of such Additional
Securities to be authenticated and delivered pursuant to the Indenture and this First Supplemental Indenture;

(2) the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional
Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code; and

(3) whether such Additional Securities shall be Transfer
Restricted Securities and issued in the form of Initial Securities as set forth in the Appendix to this First Supplemental Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit B to the Appendix.

SECTION 2.05. Interest and Principal. The Securities will mature on May 15, 2012 and will bear interest at the rate of 6 3/8% per annum. The Company will pay interest on the Securities on each May 15 and November 15 (the "Interest Payment Dates"), beginning on November 15, 2002, to the holders of record on the immediately preceding May 1 or November 1 (the "Record Date"), respectively. Interest on the Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Payments of the principal of and interest on the Securities shall be made in Dollars, and the Securities shall be denominated in Dollars.

SECTION 2.06. Place of Payment. The place of payment where the Securities may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Securities are payable, where the Securities may be surrendered for registration of transfer or exchange and where notices and demands (other than service of process) to and upon the Company in respect of the Securities and the Indenture may be served shall be in the Borough of Manhattan, The City of New York, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Trustee.
At the option of the Company, payment of interest on the Securities may be made by check mailed to registered Holders.

SECTION 2.07. Depositary; Registrar. The Company initially appoints The Depositary Trust Company ("DTC") to act as Depositary with respect to the Global Notes. The Company initially appoints the Trustee to act as the Registrar and the Paying Agent and designates the Trustee's New York office as the office or agency referred to in Section
2.04 of the Original Indenture.

SECTION 2.08. Sinking Fund. The Securities shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Securities will not have the benefit of any sinking fund.

ARTICLE III

Optional Redemption of the Securities

SECTION 3.01. The Securities will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Securities or (ii) the Make-Whole Amount for the Securities being redeemed. Notwithstanding the foregoing, installments of interest on Securities that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Record Date. Notice of any redemption will be mailed at least 30 days but no more than 60 days before the redemption date to each holder of the Securities to be redeemed. Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the Securities or portions thereof called for redemption.

"Adjusted Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after the remaining term of the Securities being redeemed, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day preceding the redemption date, plus 0.20%.

"Comparable Treasury Issue" means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term from the redemption date to the maturity date of the relevant Securities that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities having a maturity comparable to the remaining term of the Securities.

 "Comparable Treasury Price" means, with respect to any redemption date, if clause (ii) of the Adjusted Treasury Rate definition is applicable, the average of three, or such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.

"Make-Whole Amount" means the sum, as determined by a Quotation Agent, of the present values of the principal amount of the Securities to be redeemed, together with scheduled payments of interest (exclusive of interest to the redemption date) from the redemption date to the maturity date of the Securities being redeemed, in each case discounted to the redemption date on a semi-annual basis, assuming a 360-day year consisting of twelve 30-day months, at the Adjusted Treasury Rate, plus accrued and unpaid interest on the principal amount of the Securities being redeemed to the redemption date.

"Quotation Agent" means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.

"Reference Treasury Dealer" means Morgan Stanley & Co.
Incorporated and J.P. Morgan Securities Inc. and their successors and assigns, and one or two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such redemption date.

ARTICLE IV

Covenants

Article 4 of the Indenture is hereby supplemented with respect to the Securities to add the following covenants with respect to this Series of Securities:

SECTION 4.04.  Limitation on Secured Debt.  (a) None of the
Company, the Parent or any Restricted Subsidiary shall incur or guarantee any Debt secured by a Mortgage (the "Initial Lien") on any Principal Property of the Parent, the Company or any Subsidiary of the Parent, or on any capital stock of any Restricted Subsidiary that owns, directly or indirectly, a Principal Property, whether owned at the Issue Date or thereafter acquired, without the Parent or the Company effectively providing, or causing such Restricted Subsidiary to provide, that the Securities shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; provided, however, that the Company, the Parent or any Restricted Subsidiary shall be entitled to incur or guarantee Debt secured by Mortgages on any Principal Property of the Company, the Parent or any Subsidiary of the Company, or on any Capital Stock of any Restricted Subsidiary that owns, directly or indirectly, a Principal Property, whether owned at the Issue Date or thereafter acquired, as long as the aggregate amount of outstanding Debt secured by Mortgages incurred pursuant to this proviso, when taken together with all Attributable Debt with respect to sale and leaseback transactions involving Principal Properties of the Company, the Parent or any Restricted Subsidiary (with the exception of such transactions which are excluded pursuant to Section 4.05(b)) does not exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company. Any Mortgage created for the benefit of the Holders of the Securities pursuant to the preceding sentence shall provide by its terms that such Mortgage shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

(b)	The above restriction will not apply to Debt secured by:

(1)	purchase money Mortgages;

(2)	Mortgages existing on any property prior to the acquisition
thereof by the Parent, the Company or a Restricted Subsidiary or existing on any property of any corporation that becomes a Subsidiary after the Issue Date prior to the time such corporation becomes a Subsidiary or securing indebtedness that is used to pay the cost of acquisition of such property or to reimburse the Parent, the Company or a Restricted Subsidiary for that cost; provided, however, that such Mortgage shall not apply to any other property of the Parent, the Company or a Restricted Subsidiary other than improvements and accessions to the property to which it originally applies;

(3)	Mortgages to secure the cost of development or construction
of such property, or improvements of such property; provided, however, that (i) such Mortgages are released or satisfied in due course within a reasonable period after the completion of such development, construction or improvement and (ii) such Mortgages shall not apply to any other property of the Parent, the Company or any Restricted Subsidiary;


(4)	Mortgages in favor of a governmental entity or in favor of
the holders of securities issued by any such entity, pursuant to any contract or statute (including Mortgages to secure Debt of the pollution control or industrial revenue bond type) or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such Mortgages;

(5)	Mortgages securing indebtedness owing to the Parent, the
Company or a Subsidiary Guarantor;

(6)	Mortgages existing on the Issue Date;

(7)	Mortgages required in connection with state or local
governmental programs which provide financial or tax benefits, as long as substantially all of the obligations secured are in lieu of or reduce an obligation that would have been secured by a lien permitted under this Indenture;

(8)	extensions, renewals or replacements of the Mortgages
referred to in this Section 4.04(b) (other than Mortgages described in clauses (3) and (5) above) so long as the principal amount of the secured Debt is not increased and the extension, renewal or replacement is limited to all or part of the same property secured by the Mortgage so extended, renewal or replaced; or

(9)	Mortgages in connection with sale and leaseback transactions permitted by Section 4.05(b).

SECTION 4.05. Limitation on Sales and Leasebacks. (a) None of the Parent, the Company or any Restricted Subsidiary shall enter into any sale and leaseback transaction involving any Principal Property, unless the aggregate amount of all Attributable Debt with respect to such transactions, when taken together with all secured Debt permitted under the proviso in Section 4.04(a) (and not excluded in Section 4.04(b)) would not exceed 15% of Consolidated Net Tangible Assets, as determined based on the most recent available consolidated balance sheet of the Company.

(b) The above restriction will not apply to, and there will be excluded from Attributable Debt in any computation under this Section 4.05, any sale and leaseback transaction if:

(1)	the transaction is between or among the Parent, the Company
and any of the Subsidiary Guarantors;

(2)	the lease is for a period, including renewal rights, of not
in excess of three years;

(3)	the transaction is with a local or state authority that
provides financial or tax benefits;

(4)	the net proceeds of the sale are at least equal to the fair
market value of the property and within 180 days of the transfer the Parent, the Company or a Subsidiary Guarantor repays Funded Debt owed by them (other than Funded Debt owed to the Parent or any Affiliate of the Parent) or make expenditures for the expansion, construction or acquisition of a Principal Property at least equal to the net proceeds of the sale; or

(5)	such sale and leaseback transaction is entered into within
180 days after the acquisition or construction, in whole but not in part, of such Principal Property.

SECTION 4.06. Future Guarantors. Each of the Parent and the Company shall cause each of its Subsidiaries that guarantees any Senior Debt of the Company or the Parent after the Issue Date to, at the same time, execute and deliver to the Trustee a Guaranty Agreement pursuant to which such Subsidiary will guarantee payment of the Securities on the same terms and conditions as those set forth in
Article 10 of the Original Indenture.

ARTICLE V

Guaranties

SECTION 5.01.  Parent Guaranty.  The Securities issued
pursuant to this First Supplemental Indenture shall be guaranteed by the Parent. The Parent hereby confirms its Guaranty of the Securities issued pursuant to this First Supplemental Indenture and confirms the applicability of the provisions of the Original Indenture to the Parent with respect to the Securities issued pursuant to this First Supplemental Indenture.

SECTION 5.02.  Subsidiary Guaranties.  The Securities issued pursuant to this First Supplemental Indenture shall be guaranteed by the following Subsidiaries (which are hereby designated "Subsidiary Guarantors" under the Indenture with respect to these Securities):
Coors Distributing Company, Coors International Market Development, L.L.L.P., Coors Worldwide, Inc., Coors Caribe, Inc. and any other Subsidiary that executes and delivers to the Trustee a Guaranty
Agreement pursuant to the terms of Section 4.06.   Each of the
Subsidiary Guarantors hereby confirms its Guaranty of the Securities issued pursuant to this First Supplemental Indenture and confirms the applicability of the provisions of the Original Indenture to such Subsidiary Guarantor with respect to the Securities issued pursuant to this First Supplemental Indenture.

ARTICLE VI

Miscellaneous

SECTION 6.01.  Ratification of Original Indenture;
Supplemental Indentures Part of Original Indenture. Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Security heretofore or hereafter authenticated and delivered pursuant hereto shall be bound hereby.

SECTION 6.02.  Concerning the Trustee.  The recitals
contained herein and in the Securities, except with respect to the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture or of the Securities.

SECTION 6.03.  Counterparts.  This First Supplemental
Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this First
Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.


COORS BREWING COMPANY,

  by
________________________
Name:
Title:


GUARANTORS

ADOLPH COORS COMPANY

  by
________________________
Name:
Title:


COORS DISTRIBUTING COMPANY

  by
________________________
Name:
Title:


COORS INTERNATIONAL MARKET
DEVELOPMENT, L.L.L.P.


  by
________________________
Name:
Title:


COORS WORLDWIDE, INC.


  by
________________________
Name:
						Title:


COORS CARIBE, INC.


  by
________________________
Name:
Title:

DEUTSCHE BANK TRUST COMPANY
AMERICAS


  by
________________________
Name:
Title:

	RULE 144A/REGULATION S/IAI APPENDIX


PROVISIONS RELATING TO INITIAL SECURITIES
AND EXCHANGE SECURITIES

1. Definitions

1.1  Definitions

For the purposes of this Appendix the following terms shall have the meanings indicated below:

"Applicable Procedures" means, with respect to any transfer or transaction involving a Temporary Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary, Euroclear and Clearstream for such a Temporary Regulation S Global Security, in each case to the extent applicable to such transaction and as in effect from time to time.

"Clearstream" means Clearstream Banking, societe, anonyme, or any successor securities clearing agency.

"Definitive Security" means a certificated Initial Security or Exchange Security bearing, if required, the restricted securities legend set forth in Section 2.3(e).

"Depositary" means The Depository Trust Company, its nominees and their respective successors.

"Distribution Compliance Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (i) the day on which such Securities are first offered to Persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S and (ii) the date on which such Securities are initially issued.

"Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System, or any successor securities clearing agency.

"Exchange Offer" means the offer by the Company, pursuant to the Registration Rights Agreement, to certain Holders of Initial
Securities, to issue and deliver to such Holders, in exchange for the Initial Securities, a like aggregate principal amount of Exchange
Securities registered under the Securities Act.

"Exchange Securities" means the (1) Securities to be issued pursuant to the Indenture in connection with the Exchange Offer pursuant to the Registration Rights Agreement or (2) Additional Securities, if any, issued pursuant to a registration statement filed with the SEC under the Securities Act.

"IAI" means an institution that is an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

"Initial Purchaser" means (1) with respect to the Initial
Securities issued on the Issue Date, Morgan Stanley & Co. Incorporated, and J.P. Morgan Securities, Inc., Deutsche Bank Securities, Inc., Banc One Capital Markets, Inc. and Wachovia Securities and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

"Initial Securities" means (1) $850 million aggregate principal amount of Securities issued on the Issue Date and (2)
Additional Securities, if any, issued in a transaction exempt from the registration requirements of the Securities Act.

"Purchase Agreement" means (1) with respect to the Initial
Securities issued on the Issue Date, the Purchase Agreement dated April 30, 2002, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

"QIB" means a "qualified institutional buyer" as defined in Rule 144A.

"Registration Rights Agreement" means (1) with respect to the Initial Securities issued on the Issue Date, the Registration Rights Agreement dated May 7, 2002, among the Company, the Guarantors and the Initial Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the registration requirements of the Securities Act, the registration rights agreement, if any, among the Company and the Persons purchasing such Additional Securities under the related Purchase Agreement.

"Securities" means the Initial Securities and the Exchange
Securities, treated as a single class.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Trustee.

"Shelf Registration Statement" means the registration statement issued by the Company in connection with the offer and sale of Initial Securities pursuant to the Registration Rights Agreement.

"Transfer Restricted Securities" means Securities that bear or are required to bear the legend set forth in Section 2.3(e).

1.2  Other Definitions

Defined
in
Term						  			Section:

"Agent Members"	2.1(b)
"Global Security"	2.1(a)
"IAI Global Security"	2.1(a)
"Permanent Regulation S Global Security	2.1(a)

"Regulation S"	2.1(a)
"Restricted Global Security"	2.1(a)
"Rule 144A"	2.1(a)
"Temporary Regulation S Global Security	2.1(a)

2.	The Securities

2.1 (a) Form and Dating. The Initial Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Securities will be resold initially only to (i) QIBs in reliance on Rule 144A under the Securities Act ("Rule 144A"), (ii) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S under the Securities Act ("Regulation S") and
(iii) IAIs. Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and IAIs in accordance with Rule 501 under the Securities Act, in each case, subject to the restrictions on transfer set forth herein. Initial Securities initially resold pursuant to Rule 144A shall be issued initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Initial Securities initially resold pursuant to Regulation S shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the "Temporary Regulation S Global Security"), and, subject to Section 2.4 hereof, Initial Securities transferred subsequent to the initial resale thereof to IAIs shall be issued initially in the form of one or more temporary global securities in definitive, fully registered form (collectively, the "IAI Global Security"), in each case without interest coupons and with the global securities legend and restricted securities legend set forth in Exhibit A hereto (each a "Restricted Global Security"), which shall be deposited on behalf of the purchasers of the Initial Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. Except as set forth in this
Section 2.1(a), beneficial ownership interests in the Temporary Regulation S Global Security will not be exchangeable for interests in the permanent global security (the "Permanent Regulation S Global Security"), or any other Security without a legend containing restrictions on transfer of such Security prior to the expiration of the Distribution Compliance Period and then beneficial interests in the Temporary Regulation S Global Security may be exchanged for interests in a Rule 144A Global Security or the Permanent Regulation S Global Security only upon certification in a form reasonably satisfactory to the Trustee that beneficial ownership interests in such Temporary Regulation S Global Security are owned either by non-U.S. persons or by U.S. persons who purchased such interests in a transaction that did not require registration under the Securities Act.

Beneficial interests in Temporary Regulation S Global
Securities may be exchanged for interests in Rule 144A Global Securities or Permanent Regulation S Global Securities only if(1) such exchange occurs in connection with a transfer of Securities in compliance with Rule 144A, and
(2) the transferor of the Regulation S Global Security first delivers to the Trustee a written certificate (in a form satisfactory to the Trustee) to the effect that the Regulation S Global Security being transferred to a Person (a) who the transferor reasonably believes to be a QIB (b) purchasing for its own account or the account of a QIB in a transaction meeting the requirements of Rule 144A, and (c) in accordance with all applicable securities laws of the States of the United States and other jurisdictions.

The Rule 144A Global Security, the IAI Global Security and the
Temporary Regulation S Global Security and the Permanent Regulation S Global Security are collectively referred to herein as "Global Securities". The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) Book-Entry Provisions. This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

The Company shall execute and the Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as custodian for the Depositary.

Members of, or participants in, the Depositary ("Agent
Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as the custodian of the Depositary or under such Global Security, and the Company, the Trustee and any agent of the Company or the Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

(c)  Certificated Securities.  Except as provided in this
Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Securities.

2.2  Authentication

The Trustee shall authenticate and deliver:  (1) on the Issue
Date, an aggregate principal amount of $850 million 6 3/8% Senior Notes Due 2012, (2) any Additional Securities for an original issue on the date and in an aggregate principal amount specified in writing by the Company pursuant to Section 2.02 of the Original Indenture and 2.04 of this First Supplemental Indenture and (3) Exchange Securities for issue only in an Exchange Offer pursuant to a Registration Rights Agreement, for a like principal amount of Initial Securities, in each case upon a written order of the Company signed by two Officers or by an Officer and either an Assistant Treasurer or an Assistant Secretary of the Company. Such order shall specify the amount of the Securities to be authenticated and the date on which any original issue of Securities is to be authenticated.

2.3  Transfer and Exchange

(a)  Transfer and Exchange of Definitive Securities.  When
Definitive Securities are presented to the Registrar or a co-registrar with a request:

(x)	to register the transfer of such Definitive Securities; or

(y)	to exchange such Definitive Securities for an equal
principal amount of Definitive Securities of other authorized denominations,

the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

(i)	shall be duly endorsed or accompanied by a written
instrument of transfer in a form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

(ii)	are, if such Definitive Securities are required to bear a
restricted securities legend, they are being transferred or exchanged pursuant to an effective registration statement under the Securities Act, pursuant to Section
2.3(b) or pursuant to clause (A), (B) or (C) below, and are accompanied by the following additional information and documents, as applicable:

(A)	if such Definitive Securities are being delivered
to the Registrar by a Holder for registration in the name of such Holder, without transfer, by a certification from such Holder to that effect; or

(B)	if such Definitive Securities are being transferred
to the Company, by a certification to that effect; or

(C)	if such Definitive Securities are being transferred
(x) pursuant to an exemption from registration in accordance with Rule 144A, Regulation S or Rule 144 under the Securities Act; or (y) in reliance upon another exemption from the requirements of the Securities Act: by (i) a certification to that effect (in the form set forth on the reverse of the Security) and (ii) if the Company so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in
Section 2.3(e)(i).

(b) Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security. A Definitive Security may not be exchanged for a beneficial interest in a Rule 144A Global Security or a Permanent Regulation S Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with:

(i)	certification, in the form set forth on the reverse of
the Security, that such Definitive Security is either (A) being transferred to a QIB in accordance with Rule 144A,
(B) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit C or (C) is being transferred after expiration of the Distribution Compliance Period by a Person who initially purchased such Security in reliance on Regulation S to a buyer who elects to hold its interest in such Security in the form of a beneficial interest in the Permanent Regulation S
Global Security; and

(ii)	written instructions directing the Trustee to make, or to
direct the Securities Custodian to make, an adjustment on its books and records with respect to such Rule 144A
Global Security (in the case of a transfer pursuant to clause (b)(i)(A)) or Permanent Regulation S Security (in the case of a transfer pursuant to clause (b)(i)(B)) to reflect an increase in the aggregate principal amount of the Securities represented by the Rule 144A Global
Security or Permanent Regulation S Global Security, as applicable, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, equal to the principal amount of the Definitive Security so canceled. If no Rule 144A Global Securities or Permanent Regulation S Global Securities, as applicable, are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Rule 144A Global Security or Permanent Regulation S Global Security, as applicable, in the appropriate principal amount.

(c)  Transfer and Exchange of Global Securities.

(i)	The transfer and exchange of Global Securities or
beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture
(including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The
Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global
Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S
Global Security, whether before or after the expiration of the Distribution Compliance Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Distribution Compliance Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global
Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit C to the Trustee.

(ii)	If the proposed transfer is a transfer of a beneficial
interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

(iii)	Notwithstanding any other provisions of this Appendix
(other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

(iv)	In the event that a Global Security is exchanged for
Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of an Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A or Regulation S, as the case may be) and such other procedures as may from time to time be adopted by the Company.

(d)  Restrictions on Transfer of Temporary Regulation S Global
Securities. During the Distribution Compliance Period, beneficial ownership interests in Temporary Regulation S Global Securities may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (i) to the Company, (ii) so long as such Security is eligible for resale pursuant to Rule 144A, to a Person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (iii) in an offshore transaction in accordance with Regulation S, (iv) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (v) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (vi) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States. Prior to the expiration of the Distribution Compliance Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Securities to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit C to the Trustee.

(e)  Legend.

(i)  Except as permitted by the following paragraphs (ii),
(iii) and (iv), each Security certificate evidencing the Restricted Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form:

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.

(ii)  Upon any sale or transfer of a Transfer Restricted
Security (including any Transfer Restricted Security represented by a Global Security) pursuant to Rule 144 under the Securities Act, the Registrar shall permit the transferee thereof to exchange such Transfer Restricted Security for a certificated Security that does not bear the legend set forth above and rescind any restriction on the transfer of such Transfer Restricted Security, if the transferor thereof certifies in writing to the Registrar that such sale or transfer was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Security).

(iii) After a transfer of any Initial Securities pursuant to and during the period of the effectiveness of a Shelf Registration Statement with respect to such Initial Securities, as the case may be, all requirements pertaining to legends on such Initial Security will cease to apply, the requirements requiring that any such Initial Security be issued in global form will cease to apply, and a certificated Initial Security or an Initial Security in global form, in each case without restrictive transfer legends, will be available to the transferee of the Holder of such Initial Securities upon exchange of such transferring Holder's certificated Initial Security or directions to transfer such Holder's interest in the Global Security, as applicable.

(iv) Upon the consummation of an Exchange Offer with respect to the Initial Securities, all requirements pertaining to such Initial Securities that Initial Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Securities that do not exchange their Initial Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Securities in such Exchange Offer.

(v) Upon a sale or transfer after the expiration of the Distribution Compliance Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Temporary Regulation S Global Security Legend set forth in Exhibit A hereto shall cease to apply; provided, however, that the requirements requiring any Initial Security be issued in global form shall continue to apply.

(f) Cancellation or Adjustment of Global Security. At such time as all beneficial interests in a Global Security have either been exchanged for certificated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

(g)  Obligations with Respect to Transfers and Exchanges of
Securities.

(i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate certificated Securities and Global Securities at the Registrar's or co-registrar's request.

(ii) No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.05 of the Original Indenture).

(iii) The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Security for a period beginning 15 Business Days before the mailing of a notice of an offer to repurchase or redeem Securities or 15 Business Days before an interest payment date.

(iv) Prior to the due presentation for registration of transfer of any Security, the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, the Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

(v) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

(h)  No Obligation of the Trustee.

(i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

(ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4  Certificated Securities

(a) A Restricted Global Security deposited with the Depositary or with the Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Restricted Global Security or if at any time such Depositary ceases to be a "clearing agency" registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Trustee in writing that it elects to cause the issuance of certificated Securities under this Indenture.

(b) Any Restricted Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Trustee located at its principal corporate trust office in the Borough of Manhattan, The City of New York, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Security, an equal aggregate principal amount of certificated Initial Securities of authorized denominations. Any portion of a Restricted Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the restricted securities legend set forth in Exhibit A hereto.

(c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

(d) In the event of the occurrence of either of the events specified in Section 2.4(a), the Company shall promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form without interest coupons.

	EXHIBIT A
	to
	RULE 144A/REGULATION S/IAI APPENDIX


	[FORM OF FACE OF INITIAL SECURITY]

	[Global Securities Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED
REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF
DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS
IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

	[For Regulation S Global Note Only]

UNTIL 40 DAYS AFTER THE COMMENCEMENT OF THE OFFERING, AN OFFER
OR SALE OF NOTES WITHIN THE UNITED STATES BY A DEALER (AS DEFINED IN THE U.S. SECURITIES ACT) MAY VIOLATE THE REGISTRATION REQUIREMENTS OF THE U.S. SECURITIES ACT IF SUCH OFFER OR SALE IS MADE OTHERWISE THAN IN ACCORDANCE WITH THE RULE 144A THEREUNDER.

A BENEFICIAL INTEREST IN A RULE 144A GLOBAL SECURITY MAY BE
TRANSFERRED TO A PERSON WHO TAKES DELIVERY IN THE FORM OF AN INTEREST IN THE REGULATION S GLOBAL SECURITY, WHETHER BEFORE OR AFTER THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, ONLY IF THE TRANSFEROR FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT IF SUCH TRANSFER IS BEING MADE IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S OR RULE 144 (IF AVAILABLE) AND THAT, IF SUCH TRANSFER OCCURS PRIOR TO THE EXPIRATION OF THE 40-DAY DISTRIBUTION COMPLIANCE PERIOD, THE INTEREST TRANSFERRED WILL BE HELD IMMEDIATELY THEREAFTER THROUGH EUROCLEAR BANK S.A./N.A. OR CLEARSTREAM BANKING SOCIETE ANONYME.

	[Restricted Securities Legend]

THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A
TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE
COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES, TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (V) TO AN "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (VI) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (VI) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND
(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN
(A) ABOVE.

	[Temporary Regulation S Global Security Legend]

EXCEPT AS SET FORTH BELOW, BENEFICIAL OWNERSHIP INTERESTS IN
THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN THE PERMANENT REGULATION S GLOBAL SECURITY OR ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY WHICH DO NOT CONTAIN A LEGEND CONTAINING RESTRICTIONS ON TRANSFER, UNTIL THE EXPIRATION OF THE "40-DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(c)(3) OF REGULATION S UNDER THE SECURITIES ACT) AND THEN ONLY UPON CERTIFICATION IN FORM REASONABLY SATISFACTORY TO THE TRUSTEE THAT SUCH BENEFICIAL INTERESTS ARE OWNED EITHER BY NON-U.S. PERSONS OR U.S. PERSONS WHO PURCHASED SUCH INTERESTS IN A TRANSACTION THAT DID NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT. DURING SUCH 40-DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY ONLY BE SOLD, PLEDGED OR TRANSFERRED THROUGH EUROCLEAR BANK S.A./N.A., AS OPERATOR OF THE EUROCLEAR SYSTEM OR CLEARSTREAM BANKING, SOCIETE ANONYME AND ONLY (I) TO THE COMPANY, (II) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES
ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (III) OUTSIDE THE UNITED STATES IN A TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, OR (IV) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (IV) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. HOLDERS OF INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY WILL NOTIFY ANY PURCHASER OF THIS SECURITY OF THE RESALE RESTRICTIONS REFERRED TO ABOVE, IF THEN APPLICABLE.

BENEFICIAL INTERESTS IN THIS TEMPORARY REGULATION S GLOBAL SECURITY MAY BE EXCHANGED FOR INTERESTS IN A RULE 144A GLOBAL SECURITY ONLY IF (1) SUCH EXCHANGE OCCURS IN CONNECTION WITH A TRANSFER OF THE SECURITIES IN COMPLIANCE WITH RULE 144A, AND (2) THE TRANSFEROR OF THE REGULATION S GLOBAL SECURITY FIRST DELIVERS TO THE TRUSTEE A WRITTEN CERTIFICATE (IN THE FORM ATTACHED TO THIS CERTIFICATE) TO THE EFFECT THAT THE REGULATION S GLOBAL SECURITY IS BEING TRANSFERRED TO A PERSON (A) WHO THE TRANSFEROR REASONABLY BELIEVES TO BE A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (B) PURCHASING FOR ITS OWN ACCOUNT OR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, AND (C) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.


CUSIP No.						ISIN No.

No. R-							$

	6 3/8% Notes Due 2012

Coors Brewing Company, a Colorado corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of $850,000,000 on May 15, 2012.

Interest Payment Dates: May 15 and November 15, commencing
November 15, 2002.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

COORS BREWING COMPANY,

By:

Name:
Title:


By:

Name:
Title:



TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
_____________________________
Authorized Signatory


6 3/8% Senior Note Due 2012

1.  Interest

Coors Brewing Company, a Colorado corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing
November 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of such Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful.

2.  Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated wholly owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

The Company issued the Securities under an Indenture dated as of May 7, 2002 (as supplemented by the First supplemental Indenture dated as of May 7, 2002, the "Indenture"), among the Company, the Parent, the Subsidiary Guarantors and the Trustee (each, as defined therein). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. section 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. To the extent the terms of this Security and those of the Indenture may conflict, the Indenture shall control.

The Securities are general unsecured obligations of the Company. The Company shall be entitled to issue Additional Securities pursuant to
Section 2.04 of the First Supplemental Indenture.  The Initial
Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional secured indebtedness; and enter into specified sale and leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.  Optional Redemption

The Securities are subject to redemption, in whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest to the redemption date or
(2) the Make Whole Amount for the Securities being redeemed.

6.  Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Guaranty

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by the Parent and each of the Subsidiary Guarantors.

8.  Denominations; Transfer; Exchange

The Securities are in registered form without coupons in denominations of $1,000 principal amount (except in the case of IAIs, in which case the minimum denomination is $250,000) and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.  Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company or such other Person and not to the Trustee for payment.

11.  Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.  Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee shall be entitled to amend the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including the Parent Guaranty and the Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or events of default or to surrender rights and powers conferred on the Company or the Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to add to, change, or eliminate any of the provisions of the Indenture with respect to one or more Series of Securities issued subsequent to such amendment or supplement, or to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of the Indenture necessary or desirable to provide for or facilitate the administration of the Indenture by more than one Trustee, or to establish the form or terms of Securities and coupons of any Series and to change the procedures for transferring and exchanging Securities of any Series so long as such change does not, subject to applicable law, adversely affect the Securityholders.

13.  Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities when due; (iii) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; and (iv) certain events of bankruptcy or insolvency with respect to the Company or the Parent Guarantor. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable immediately.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

14.  Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.  CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Holders' Compliance with Registration Rights Agreement.

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.  Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

if to the Company or any Guarantor:

Coors Brewing Company
311 10th Street
Golden, Colorado 80401-0030

Attention: Chief Legal Officer

if to the Trustee:

Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY  10005
c/o DB Services New Jersey Inc.
100 Plaza One - MS JCY 03-0603
Jersey City, NJ  07311

Attention: Corporate Trust and Agency Services


	ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

 	(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint     				agent to transfer this
Security on the books of the Company. The agent may substitute another to act for him.


Date: 				     Your Signature:



Sign exactly as your name appears on the other side of this Security.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of such Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

(1)	?	to the Company; or

(2)	?	pursuant to an effective registration statement under the
Securities Act of 1933; or

(3)	?	inside the United States to a "qualified institutional
buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

(4)	?	outside the United States in an offshore transaction
within the meaning of Regulation S under the Securities
Act in compliance with Rule 904 under the Securities Act of 1933; or


(5)	?	pursuant to the exemption from registration provided by
Rule 144 under the Securities Act of 1933; or

(6)	?	to an institutional "accredited investor" (as defined in
Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933) that has furnished to the Trustee a signed letter containing certain representations and agreements.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof; provided, however, that if box (4), (5) or (6) is checked, the Trustee shall be entitled to require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

____________________________
Signature must be guaranteed		Signature

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.


Dated: ________________		______________________________
NOTICE:  To be executed by
      an executive officer


	[TO BE ATTACHED TO GLOBAL SECURITIES]

	SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:


Date of
Exchange

Amount of
decrease in
Principal
amount of
this Global
Security

Amount of
increase in
Principal
amount of
this Global
Security

Principal
amount of
this Global
Security
following
such decrease
or increase

Signature of
authorized
officer of
Trustee or
Securities
Custodian



EXHIBIT B
to
RULE 144A/REGULATION S/IAI APPENDIX

	FORM OF FACE OF EXCHANGE SECURITY
	*/


CUSIP No.							ISIN No.

No. R-								$


	6 3/8% Notes Due 2012

Coors Brewing Company, a Colorado corporation, promises to pay to CEDE & CO., or registered assigns, the principal sum of $850,000,000 on May 15, 2012.

Interest Payment Dates: May 15 and November 15, commencing November
15, 2002.

Record Dates: May 1 and November 1.

Additional provisions of this Security are set forth on the other side of this Security.

Dated:

COORS BREWING COMPANY,

By:
______________________
Name:
Title:


By:
_______________________
Name:
Title:

__________________________
*/[If the Security is to be issued in global form add the Global Securities Legend from Exhibit A to Appendix A and the attachment from such Exhibit A captioned "[TO BE ATTACHED TO GLOBAL SECURITIES] - SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY".]


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Trustee, certifies
that this is one of
the Securities referred
to in the Indenture.

By:
_____________________________
    Authorized Signatory

[FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

6 3/8% Senior Note Due 2012

1.  Interest

Coors Brewing Company, a Colorado corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Security at the rate per annum shown above; provided, however, that if a Registration Default (as defined in the Registration Rights Agreement) occurs, additional interest will accrue on this Security at a rate of 0.25% per annum from and including the date on which any such Registration Default shall occur to but excluding the date on which all Registration Defaults have been cured. The Company will pay interest semiannually on May 15 and November 15 of each year, commencing November 15, 2002. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of such Securities. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Company will pay interest on overdue principal at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful.

2.  Method of Payment

The Company will pay interest on the Securities (except defaulted interest) to the Persons who are registered holders of Securities at the close of business on the May 1 or November 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company. The Company will make all payments in respect of a certificated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Security will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment
(or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar

Initially, Deutsche Bank Trust Company Americas, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company or any of its domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.  Indenture

The Company issued the Securities under an Indenture dated as of May 7, 2002 (as supplemented by the first supplemental indenture dated as of May 7, 2002, the "Indenture"), among the Company, the Parent, the Subsidiary Guarantors and the Trustee (each, as defined therein). The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. sections 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Securityholders are referred to the Indenture and the Act for a statement of those terms. To the extent the terms of this Security and those of the indenture may conflict, the Indenture shall control.

The Securities are general unsecured obligations of the Company.  The
Company shall be entitled, subject to its compliance with Section 4.02 of the Indenture, to issue Additional Securities pursuant to Section 2.13 of the Indenture. The Initial Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single class for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional indebtedness; and enter into specified sale and leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.  Optional Redemption

The Securities are subject to redemption, in whole or in part, at the option of the Company, at any time at a redemption price equal to the greater of (1) 100% of the principal amount of the Securities being redeemed plus accrued and unpaid interest to the redemption date or (2) the Make Whole Amount for the Securities being redeemed.

6.  Notice of Redemption

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at his registered address. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

7.  Guaranty

The payment by the Company of the principal of, and premium and interest on, the Securities is fully and unconditionally guaranteed on a joint and several senior basis by each of the Guarantors.

8.  Denominations; Transfer; Exchange


The Securities are in registered form without coupons in denominations of $1,000 principal amount (except in the case of IAIs, in which case the minimum denomination is $250,000) and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed or 15 days before an interest payment date.

9.  Persons Deemed Owners

The registered Holder of this Security may be treated as the owner of it for all purposes.

10.  Unclaimed Money

If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company and not to the Trustee for payment.

11.  Discharge and Defeasance

Subject to certain conditions, the Company at any time shall be entitled to terminate some or all of its obligations under the Securities and the Indenture if the Company deposits with the Trustee money or U.S. Government Obligations for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

12.  Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Securities may be amended with the written consent of the Holders of at least a majority in principal amount outstanding of the Securities and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustee shall be entitled to amend or supplement the Indenture or the Securities to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Securities in addition to or in place of certificated Securities, or to add guarantees with respect to the Securities, including the Parent Guaranty and the Subsidiary Guaranties, or to secure the Securities, or to add additional covenants or events of default or surrender rights and powers conferred on the Company or the Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or, to add to, change, or eliminate any of the provisions of the Indenture with respect to one or more Series of Securities issued subsequent to such amendment or supplement, or to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of the Indenture necessary or desirable to provide for or facilitate the administration of the Indenture by more than one Trustee, or to establish the form or terms of Securities and coupons of any Series and to change the procedures for transferring and exchanging Securities of any Series so long as such change does not, subject to applicable law, adversely affect the Securityholders.

13.  Defaults and Remedies

Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal on the Securities when due; (iii) failure by the Company or any Guarantor to comply with other agreements in the Indenture or the Securities, in certain cases subject to notice and lapse of time; and (iv) certain events of bankruptcy or insolvency with respect to the Company or the Parent Guarantor. If an Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the securities to be due and payable immediately.

Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Securities may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Securityholders notice of any continuing Default (except a Default in payment of principal or interest) if it determines that withholding notice is not opposed to the interest of the Holders.

14.  Trustee Dealings with the Company

Subject to certain limitations imposed by the Act, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

15.  No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company or the Trustee shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.  Authentication

This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

17.  Abbreviations

Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

18.  CUSIP Numbers

Pursuant to a recommendation promulgated by the Committee on Uniform
Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustee to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.  Holders' Compliance with Registration Rights Agreement.

Each Holder of a Security, by acceptance hereof, acknowledges and agrees to the provisions of the Registration Rights Agreement, including the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.

20.  Governing Law.

THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH,
THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

if to the Company or any Guarantor:

Coors Brewing Company
311 10th Street
Golden, Colorado 80401-0030

Attention: Chief Legal Officer

if to the Trustee:

Deutsche Bank Trust Company Americas
60 Wall Street
New York, NY  10005
c/o DB Services New Jersey Inc.
100 Plaza One - MS JCY 03-0603
Jersey City, NJ  07311

Attention: Corporate Trust and Agency Services



ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


(Print or type assignee's name, address and zip code)

(Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint     				agent to transfer this Security
on the books of the Company.  The agent may substitute another to act for him.





Date:				   Your Signature:



Sign exactly as your name appears on the other side of this Security.



Signature

Signature Guarantee:


Signature must be guaranteed			Signature

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

	TO BE ATTACHED TO GLOBAL SECURITIES

	SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

The following increases or decreases in this Global Security have been made:


Date of
Exchange

Amount of
decrease in
Principal
amount of
this Global
Security

Amount of
increase in
Principal
amount of
this Global
Security

Principal
amount of
this Global
Security
following
such decrease
or increase

Signature of
authorized
officer of
Trustee or
Securities
Custodian




	EXHIBIT C


FORM OF LETTER TO BE DELIVERED
BY INSTITUTIONAL ACCREDITED INVESTORS

J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York 10017

Morgan Stanley & Co, Incorporated
1585 Broadway
New York, NY 10036

As Representatives of the Initial Purchasers in connection with the Offering
Memorandum referred to below

Coors Brewing Company
311 10th Street
Golden, CO 80401-0030

Dear Sirs and Mesdames:

We are delivering this letter in connection with an offering of 6-3/8% senior note due 2012 (the "securities") of Coors Brewing Company, a Colorado corporation (the "Company"), all as described in the confidential offering memorandum (the "offering memorandum") relating to the offering.

We hereby confirm that:

(i) we are an institutional "accredited investor" within the meaning of Rule 501 (a) (1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act") (an "institutional accredited investor");

(ii) any purchase of the securities by us will be for our own account or for the account of one or more other institutional accredited investors for which we exercise sole investment discretion;

(iii) in the event that we purchase any of the securities, we will acquire securities having a minimum purchase price of not less than $250,000, in each case for our own account or for any separate account for which we are acting;

(iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing the securities;

(v) we are not acquiring the securities with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act; provided that the disposition of our property and the property of any accounts for which we are acquiring securities shall remain at all times within our and their control;

(vi) we have received a copy of the offering memorandum relating to the offering of the securities and acknowledge that we have had access to such financial and other information and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary in connection with our decision to purchase the securities; and

(vii) we will hold in confidence all information in the offering memorandum and any other information disclosed to us in connection with the offering.

We understand that the securities are being offered in a transaction not involving any public offering within the United States within the meaning of the Securities Act and the securities have not been registered under the Securities Act and we agree, on our own behalf and on behalf of each account for which we acquire any securities, that if in the future we decide to offer, resell, pledge or otherwise transfer such securities, such securities may be offered, resold, pledged or otherwise transferred only (i) to the Company or any of its subsidiaries, (ii) to a person whom we reasonably believe is a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), (iii) to a person who we reasonably believe is an institutional accredited investor in a transaction in which the institutional accredited investor, prior to the transfer furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the notes (the form of which letter can be obtained from the trustee for the notes) and, if requested by the Company, an opinion of counsel reasonably acceptable to the Company to the effect that the transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, (iv) outside the United States in a transaction in accordance with Rule 904 under the Securities Act, (v) pursuant to an exemption from registration provided by Rule 144 under the Securities Act (if available) or (vi) pursuant to an effective registration statement under the Securities Act, in each of cases
(i) through (vi), in accordance with any applicable securities laws of any state of the United States or any other applicable jurisdiction. We understand that, prior to any transfer referred to in clause (iii), (iv) or
(v) of the preceding sentence, we must furnish to the trustee for the securities such certifications, legal opinions and other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

We acknowledge that you, the Company and others will rely upon our confirmations, acknowledgments and agreements set forth herein and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.

THIS LETTER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS LAWS.

	(Name of Purchaser)



By:

Name:
Title:

Address:

Date: